SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2016

Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4510 Cox Road, Suite 201, Richmond, Virginia	23060
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

Inapplicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On December 9, 2016, Bristol Metals, LLC, a Tennessee limited liability company (“Bristol Metals”) and a subsidiary of Synalloy Corporation, a Delaware corporation (“Synalloy”), entered into an Asset Purchase Agreement (the “APA”) with Marcegaglia USA, Inc., a Pennsylvania corporation (“MUSA”). Pursuant to the terms and conditions in the APA, Bristol Metals will acquire MUSA’s welded stainless steel pipe and tube operations in Munhall, Pennsylvania (the “Business”). Bristol Metals will not acquire MUSA’s assets relating to its ongoing galvanized and ornamental tubing operations. At closing, Bristol Metals will enter into a facility lease with MUSA to continue operating the Business at the Munhall, Pennsylvania facility. The parties’ obligations to consummate the transaction are subject to, among other things, regulatory approval, if required, and certain customary asset purchase closing conditions and termination rights. Subject to all of the conditions to closing, the transaction is expected to close on or by March 1, 2017.

The purchase price for the all-cash acquisition is estimated to be $13 million, which amount could be adjusted up or down depending on the inventory count and valuation to be conducted just prior to closing. MUSA will also receive quarterly earn-out payments for a period of four years following closing. Pursuant to the APA, aggregate earn-out payments will be at least $3 million, with no maximum. Actual payouts will equate to three percent (3%) of Bristol Metals’ incremental revenue, if any, from the amount of small diameter stainless steel pipe and tube (outside diameter of ten inches or less) sold.

Synalloy will fund the acquisition with a draw against its recently closed $45 million asset based line of credit with Branch Banking and Trust Company.

The description of the APA contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the APA. The Company will file the APA with the U.S. Securities and Exchange Commission as an exhibit to its next Annual Report on Form 10-K.

A copy of the press release announcing the execution of the APA is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by Synalloy Corporation on December 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ CRAIG C. BRAM
Craig C. Bram
Chief Executive Officer

By: /S/ DENNIS M. LOUGHRAN
Dennis M. Loughran
Chief Financial Officer

Dated: December 13, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued December 13, 2016.

4